Exhibit 10.19

LOAN AGREEMENT

Dated as of December 15, 2010

between

QUEST RECYCLING SERVICES, LLC,

as Borrower,

and

REGIONS BANK,

as Lender,

relating to

$10,000,000 Revolving Credit Commitment

-i-

-ii-

-iii-

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of December 15, 2010, is between QUEST RECYCLING SERVICES, LLC, a Delaware limited liability company (the “Borrower”), and REGIONS BANK (the “Lender”).

R E C I T A L S:

The Borrower has requested that the Lender extend credit to the Borrower as described in this Agreement. The Lender is willing to make such credit available to the Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1. Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Document made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1.1 or in the provision, section or recital referred to below:

“Account Debtor” means a Person who is obligated on or under an Account.

“Accounts” means any right of a Person to payment for goods sold or leased or for services rendered, but shall not include interest or service charges.

“Advance” means an advance by the Lender to the Borrower pursuant to Article II.

“Advance Request Form” means a certificate, substantially in the form of Exhibit C attached hereto, properly completed and signed by the Borrower requesting a Revolving Credit Advance, providing notice of (a) a borrowing of a Revolving Credit Advance, (b) a conversion of a Revolving Credit Advance from one Type to the other, or (c) a continuation of a Eurodollar Rate Loan as the same Type.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds twenty percent (20%) or more of any class of voting stock of such Person; or (c) twenty percent (20%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Lender be deemed an Affiliate of the Borrower or any of the Borrower’s Subsidiaries or Affiliates.

“Agreement” has the meaning set forth in the introductory paragraph hereto, as the same may, from time to time, be amended, modified, restated, renewed, waived, supplemented, or otherwise changed, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.

“Applicable Margin” means (a) 3.50% per annum with respect to Eurodollar Rate Loans, and (b) 1.50% per annum with respect to Base Rate Loans.

“Applicable Rate” means, with respect to Revolving Credit Advances, the sum of the Base Rate or the Eurodollar Rate, as applicable, plus the Applicable Margin.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank as its “prime rate,” and (c) the Eurodollar Rate for such day for an Interest Period of one month. The “prime rate” is a rate set by Bank based upon various factors including Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Borrower” means the Person identified as such in the introductory paragraph hereof, and their successors and assigns.

“Borrowing Base” means an amount equal to (a) 60% of Eligible Wal-Mart Accounts plus (b) 85% of Eligible Accounts.

“Borrowing Base Report” means, as of any date of preparation, a certificate setting forth the Borrowing Base, substantially in the form of Exhibit D attached hereto or as otherwise acceptable to the Lender, prepared by and certified by the chief financial officer or comparable officer of Borrower.

“Business Day” means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market. Unless otherwise provided, the term “days” when used herein shall mean calendar days.

“Capital Expenditure” shall mean any expenditure by a Person for (a) an asset which will be used in any year subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and (c) any and all acquisition costs related to clause (a) or (b) above.

“Capitalized Lease Obligation” shall mean the amount of Debt under a lease of Property by a Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive which is generally applicable to national banking associations or other financial institutions (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means any change in the ownership of the Borrower that results in less than eighty percent (80%) of all of the ownership interests of the Borrower (including, without limitation, warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or similar rights of any character with respect thereto, to the extent exercisable prior to repayment in full of the Obligations) being owned, directly or indirectly, by the owners of the Borrower as of the date of this Agreement.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

“Collateral” has the meaning for such term set forth in Section 4A of this Agreement.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit A attached hereto, prepared by and executed by the chief financial officer or comparable officer of the Borrower.

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization and operating agreement or regulations; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Debt” means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Debt or other obligations of others guaranteed by such Person, (f) all obligations secured by a Lien existing on Property owned by such Person, (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person, (h) any repurchase obligation or liability of a Person with respect to Accounts, chattel paper or notes receivable sold by such Person, (i) any liability under a sale and leaseback transaction that is not a Capitalized Lease Obligation, (j) any obligation under any so-called “synthetic leases”, (k) all Reimbursement Obligations of such Person (whether other bonds and similar instruments, (I) any obligations under any swap or hedge agreement, and (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Rate” means the lesser of (a) the Maximum Lawful Rate or (b) the Applicable Rate plus 2.00%.

“Dispute” means any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Agreement and each other document, contract and instrument required hereby or now or hereafter delivered to Lender in connection herewith, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the foregoing documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the foregoing documents.

“Dollars” and “$” mean lawful money of the United States of America.

“EBITDA” means, for any period of determination, for the Borrower and its Subsidiaries, the sum of consolidated Net Income for such period, as determined in accordance with GAAP, plus (to the extent that such items were deducted in the calculation of consolidated Net Income for the period) the sum of (a) Interest Expense, (b) Taxes, (c) depreciation and (d) amortization.

“Eligible Accounts” means, at any time, all Accounts of the Loan Parties created in the ordinary course of business and satisfying the following conditions:

(a) The Account complies with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

(b) The Account has not been outstanding for more than ninety (90) days past the original date of invoice;

(c) The Account does not represent a commission, and the Account is owed as a result of (i) the sale of goods by a Loan Party in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by the Account Debtor, or (ii) services performed or to be performed by a Loan Party in the ordinary course of business;

(d) The Account arises from an enforceable contract;

(e) The Account does not arise from the sale of any good that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, progress billing, COD, or any other repurchase or return basis;

(f) A Loan Party has good and indefeasible title to the Account and the Account is not subject to any Lien except Liens in favor of the Lender;

(g) The Account does not arise out of a contract with or order from an Account Debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by a Loan Party to the Lender in and to such Account;

(h) The Account is not subject to any setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment;

(i) The Account Debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

(j) The Account is not evidenced by chattel paper or an instrument;

(k) No default exists under the Account by any party thereto;

(l) The Account Debtor has not returned or refused to retain, or otherwise notified a Loan Party of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the Account arose;

(m) The Account is not owed by an Affiliate, employee, officer, or director of a Loan Party;

(n) The Account is payable in Dollars by the Account Debtor;

(o) The Account Debtor is domiciled in the United States of America or if the Account Debtor is domiciled outside of the United States of America, the Accounts of such Account Debtor have been approved by the Lender or are backed by letters of credit in form and substance satisfactory to the Lender;

(p) Not more than 20% of the aggregate balances then outstanding on Accounts owed by such Account Debtor and its Affiliates to a Loan Party are more than 90 days past the dates of their original invoices;

(q) The Account Debtor is any Person other than the United States of America or any state, department, agency, or instrumentality thereof;

(r) The aggregate of all Accounts owed by the Account Debtor and its Affiliates to which the Account relates does not exceed 20% of all Accounts owed by all of the Loan Parties’ Account Debtors (provided, that if such Accounts exceeds 20% of all Accounts owed by all of the Loan Parties’ Account Debtors, such portion of such Accounts not in excess of 20% shall be eligible); and

(s) The Account is otherwise acceptable in the reasonable discretion of the Lender; provided that the Lender shall have the right to create and adjust eligibility standards and related reserves with respect to such Account from time to time in its good faith credit judgment.

The amount of the Eligible Accounts owed by an Account Debtor to a Loan Party shall be reduced by the amount of all “contra accounts” (not including Accounts owed to any Loan Party by the Lender) and other obligations owed by a Loan Party to such Account Debtor.

“Eligible Wal-Mart Accounts” means, at any time, each Account owing to Borrower by Wal-Mart/Sams created in the ordinary course of business and satisfying the following conditions.

(a) The Account complies with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

(b) The Account has not been outstanding for more than sixty (60) days past the original date of invoice;

(c) The Account does not represent a commission, and the Account is owed as a result of (i) the sale of goods by a Loan Party in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by Wal-Mart/Sams, or (ii) services performed or to be performed by a Loan Party in the ordinary course of business;

(d) The Account arises from an enforceable contract;

(e) The Account does not arise from the sale of any good that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, progress billing, COD, or any other repurchase or return basis;

(f) A Loan Party has good and indefeasible title to the Account and the Account is not subject to any Lien except Liens in favor of the Lender;

(g) The Account does not arise out of a contract with or order from Wal-Mart/Sams that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by a Loan Party to the Lender in and to such Account;

(h) The Account is not subject to any setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment;

(i) Wal-Mart/Sams is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

(j) The Account is not evidenced by chattel paper or an instrument;

(k) No default exists under the Account by any party thereto;

(1) Wal-Mart/Sams has not returned or refused to retain, or otherwise notified a Loan Party of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the Account arose;

(m) The Account is not owed by an Affiliate, employee, officer, or director of a Loan Party;

(n) The Account is payable in Dollars by Wal-Mart/Sams; and

(o) The Account is otherwise acceptable in the reasonable discretion of the Lender; provided that the Lender shall have the right to create and adjust eligibility standards and related reserves with respect to such Account from time to time in its good faith credit judgment.

“Environmental Laws” means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as the same may be amended or supplemented from time to time.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Lender and with a term equivalent to such Interest Period would be offered by Lender to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Loan” means a Loan that bears interest based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 10.1.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank on such day on such transactions as determined by the Bank.

“Fixed Charge Coverage Ratio” means, for the Borrower on a consolidated basis, and on any date of determination, the ratio of (a) the sum of (i) EBITDA minus (ii) Capital Expenditures minus (iii) distributions made for cash taxes to (b) the sum of (i) all scheduled principal payments with respect to all Debt plus (ii) Interest Expense plus (iii) the amount of all distributions, in all cases for the 12 months then ending.

“Funded Debt” means, with respect to any Person, (a) all Debt for borrowed money of such Person, (b) all purchase money Debt of such Person, (c) any Guarantee of such Person of any Debt and (d) all Capital Lease Obligations of such Person.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Brian Dick.

“Guaranty” means a written guaranty of Guarantor in favor of the Lender, in form and substance satisfactory to the Lender, as the same may be amended, modified, restated, renewed, replaced, extended, supplemented or otherwise changed from time to time.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

“Interest Expense” means, for any period of determination, the sum of all required payments of interest under any Debt for such period.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last Business Day of each March, June, September and December, the last day of each Interest Period applicable to such Loan and such Loan’s maturity date and (b) as to any Base Rate Loan, the last Business Day of each calendar month and such Loan’s maturity date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date 30, 60, 90 or 180 days thereafter, as selected by the Borrower in its Advance Request Form; provided that:

(i)	any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)	any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)	no Interest Period shall extend beyond the applicable Loan’s maturity date.

“LC Commitment” shall mean the commitment of the Lender to issue Letters of Credit pursuant to Section 2.2. The aggregate amount of the LC Commitment shall be $2,000,000, but in no event shall exceed the Revolving Credit Commitment,

“LC Disbursement” shall mean a payment or disbursement made by the Lender pursuant to a Letter of Credit.

“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time.

“LC Request” shall mean a request by Borrower in accordance with the terms of Section 2.2(b) and substantially in the form of Exhibit E hereto, or such other form as shall be approved by the Lender.

“Letter of Credit” shall mean any letter of credit or similar instrument issued pursuant to this Agreement for the account of Borrower or one of its Subsidiaries pursuant to Section 2.2.

“Letter of Credit Expiration Date” shall mean the date which is five Business Days prior to the Revolving Credit Maturity Date.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

“Loan” means an extension of credit by the Lender to the Borrower pursuant to Article II.

“Loan Documents” means this Agreement, the Security Documents, and all promissory notes, assignments, letters of credit, and other instruments, documents, supplements, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, supplements and agreements may be amended, modified, renewed, restated, extended, supplemented, replaced, consolidated, substituted, or otherwise changed from time to time.

“Loan Parties” means the Borrower and its Subsidiaries and their successors and assigns, and also includes each Guarantor.

“Material Adverse Effect” means, at any time, (a) a material adverse effect or change on the business, assets, properties, liabilities, results of operations, condition (financial or otherwise), prospects or solvency of the Borrower and its Subsidiaries, taken as a whole, (b) a material adverse effect or change on the ability of any Obligated Party to perform its material obligations under any of the Loan Documents or (c) an adverse effect or change on the legality, binding effect or enforceability of any material provision of any Loan Document or affecting in any material respect the rights and remedies of the Lender thereunder.

“Maximum Lawful Rate” means, at any time, the maximum non-usurious rate of interest which may be charged, contracted for, taken, received or reserved by the Lender in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Lawful Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Lawful Rate resulting from a change in the Maximum Lawful Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Lawful Rate. For purposes of determining the Maximum Lawful Rate under Texas Law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code, as the same may be amended.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Net Income” means, for any period immediately preceding the applicable date of determination, the net income appearing on an income statement of Borrower prepared as of the end of the applicable period of determination in accordance with GAAP.

“Net Worth” means, as of any date of determination, the difference between the aggregate amount of Borrower’s issued share capital, surplus, reserves and retained earnings account set forth on the balance sheet of Borrower prepared in accordance with GAAP.

“Notes” means, collectively, all promissory notes, including but not limited to the Revolving Credit Note, executed at any time by the Borrower and payable to the order of the Lender, as amended, renewed, replaced, extended, supplemented, consolidated, restated, modified, otherwise changed and/or increased from time to time (“Note” means any of such Notes).

“Obligated Party” means the Borrower, Guarantor and any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations, or any part thereof, grants any Collateral or executes any Loan Document.

“Obligations” means all obligations, indebtedness, and liabilities of the Borrower, and any other Obligated Party to the Lender or Affiliates of the Lender, or both, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities under this Agreement, any swap or other hedge agreements maintained with the Lender, the other Loan Documents, any cash management or treasury services agreements and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Plan” means any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Principal Office” means the principal office of the Lender, presently located at 1111 West Mockingbird Lane, Suite 830, Dallas, Texas 75247.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.

“Reimbursement Obligations” shall mean Borrower’s obligations under Section 2.2(d) to reimburse LC Disbursements.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.

“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Revolving Credit Advance” means any Advance made by the Lender to the Borrower pursuant to Section 2.1(a) of this Agreement.

“Revolving Credit Commitment” means the obligation of the Lender to make Revolving Credit Advances pursuant to Section 2.1 in an aggregate principal amount at any time outstanding up to but not exceeding Ten Million and No/100 Dollars ($10,000,000), subject, however, to termination pursuant to Section 10.2 of this Agreement.

“Revolving Credit Note” means the promissory note of the Borrower payable to the order of the Lender, in substantially the form of Exhibit B hereto, and all amendments, extensions, renewals, replacements, increases and modifications thereof.

“Revolving Credit Maturity Date” means December 15, 2013, or such earlier date on which the Revolving Credit Commitment terminates and such amounts thereunder become due and payable as provided in this Agreement.

“Security Agreement” means any Security Agreement of the Borrower, its Subsidiaries, or any other Obligated Party executed in favor of the Lender, in form and substance satisfactory to the Lender, as the same may be amended, restated, supplemented, modified, or changed from time to time.

“Security Documents” means each and every Security Agreement, Guaranty, pledge, mortgage, deed of trust, deposit account control agreement, intellectual property security agreement, or other collateral security agreement required by or delivered to the Lender from time to time to secure the Obligations or any portion thereof; including all such other documents, agreements, supplements, and instruments executed in connection herewith, all as may be amended, modified, renewed, restated, extended, supplemented, replaced, consolidated, substituted, or otherwise changed from time to time.

“Subsidiary” means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries; and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and the Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.

“Tangible Net Worth” means, as of any date of determination, the aggregate amount of shareholders’ equity set forth on the balance sheet of Borrower prepared in accordance with GAAP on a consolidated basis minus all intangible assets of Borrower.

“Taxes” means all taxes, levies, assessments, fees, withholdings or other charges at any time imposed by any laws or Governmental Authority.

“Total Funded Debt to EBITDA Ratio” means, with respect to the Borrower and its Subsidiaries on a combined basis, for any period of determination, the ratio of (a) Funded Debt to (b) EBITDA for the 12-month period then ending.

“Type” means, with respect to a Revolving Credit Advance, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas.

Section 1.2. Accounting Matters. Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the date of this Agreement unless the Borrower and the Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

Section 1.3. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

ARTICLE II

Loan and Advances

Section 2.1. Revolving Credit Advances.

(a) Revolving Credit Advances. Subject to the terms and conditions of this Agreement, the Lender agrees to make one or more Revolving Credit Advances to the Borrower from time to time from the date hereof to, but not including, the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding up to, but not exceeding, the amount of the Revolving Credit Commitment; provided that the aggregate amount of all Revolving Credit Advances at any time outstanding shall not exceed the lesser of (x) Revolving Credit Commitment and (y) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow Revolving Credit Advances hereunder.

(b) The Revolving Credit Note. The obligation of the Borrower to repay the Revolving Credit Advances and interest thereon shall be evidenced by the Revolving Credit Note executed by the Borrower, payable to the order of the Lender, in the maximum principal amount of the Revolving Credit Commitment as originally in effect and dated the date hereof.

(c) Repayment of Revolving Credit Advances. The Borrower shall repay the unpaid principal amount of all Revolving Credit Advances on the Revolving Credit Maturity Date, unless sooner due by reason of acceleration by the Lender as provided in this Agreement.

(d) Interest. Interest on each Revolving Credit Advance shall be due and payable in arrears on each Interest Payment Date applicable thereto, beginning on February 1, 2011, and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any bankruptcy law.

(e) Borrowings, Conversions and Continuations of Revolving Credit Advances.

(i) Each borrowing, each conversion of a Revolving Credit Advance from one Type to the other, and each continuation of a Eurodollar Rate Loan shall be made upon the Borrower’s irrevocable notice to the Lender, which may be given by telephone. Each such notice must be received by the Lender not later than 2:00 p.m. (1) three Business Days prior to the requested date of any borrowing of, conversion to or continuation of a Eurodollar Rate Loan or of any conversion of a Eurodollar Rate Loan to a Base Rate Loan, and (2) on the requested date of any borrowing of a Base Rate Loan. Each such telephonic notice must be confirmed promptly by delivery to the Lender of a written Advance Request Form, appropriately completed and signed by the Borrower. Each Advance Request Form (whether telephonic or written) shall specify (i) whether the Borrower is requesting a borrowing, a conversion of a Revolving Credit Advance from one Type to the other, or a continuation of a Eurodollar Rate Loan, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of the Revolving Credit Advance to be borrowed, converted or continued, (4) the Type of Revolving Credit Advance to be borrowed or to which an existing Revolving Credit Advance is to be converted, and (5) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Credit Advance in an Advance Request Form or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Advance shall be made as, or converted to, a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loan. If the Borrower requests a borrowing of, conversion to, or continuation of a Eurodollar Rate Loan in any such Advance Request Form, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Subject to the terms and conditions of this Agreement, each Advance shall be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower and maintained with the Lender at the Principal Office.

(ii) Revolving Credit Advances shall be in a minimum amount of $50,000 (or such lesser amount that exhausts any remaining availability under the Revolving Credit Commitment).

(iii) The Lender shall have no liability to the Borrower for any loss or damage suffered by the Borrower as a result of the Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to the Lender by the Borrower and the Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.

(iv) Upon satisfaction of all applicable conditions, the Lender shall make the proceeds of each Revolving Credit Advance available to the Borrower in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Borrower.

(v) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a default or event of default under this Agreement, no Revolving Credit Advance may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Lender.

(vi) After giving effect to all borrowings, all conversions of Revolving Credit Advances from one Type to the other, and all continuations of Revolving Credit Advances as the same Type, there shall not be more than eight Interest Periods in effect for Revolving Credit Advances.

(f) Reduction or Termination of Revolving Credit Commitment. The Borrower shall have the right to terminate in whole or reduce in part the unused portion of the Revolving Credit Commitment upon at least three (3) Business Days prior notice (which notice shall be irrevocable) to the Lender specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in the amount of $50,000 or an integral multiple thereof (or the entire remaining amount) and the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Revolving Credit Advances exceeds the Revolving Credit Commitment (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Revolving Credit Commitment may not be reinstated after it has been terminated or reduced.

Section 2.2. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, Borrower may request the Lender, and the Lender agrees, to issue Letters of Credit for its own account or the account of a Subsidiary in a form reasonably acceptable to the Lender, at any time and from time to time prior to the Revolving Credit Maturity Date (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). The Lender shall have no obligation to issue, and Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, the LC Exposure would exceed the LC Commitment or the sum of the total Revolving Credit Advances plus the LC Exposure would exceed the Revolving Credit Commitment. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Request for Issuance, Amendment, Renewal, Extension’, Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Borrower shall hand deliver or telecopy an LC Request to the Lender not later than 12:00 p.m., Dallas, Texas time, on the third Business Day preceding the requested date of issuance, amendment, renewal or extension.

(i) A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the Lender:

(A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(B) the face amount thereof;

(C) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

(D) the name and address of the beneficiary thereof;

(E) whether the Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary);

(F) the documents to be presented by such beneficiary in connection with any drawing thereunder;

(G) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(H) such other matters as the Lender may reasonably require.

(ii) A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Lender:

(A) the Letter of Credit to be amended, renewed or extended;

(B) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

(C) the nature of the proposed amendment, renewal or extension; and

(D) such other matters as the Lender may reasonably require.

If requested by the Lender, Borrower also shall submit a letter of credit application on the Lender’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the sum of the total Revolving Credit Advances plus the LC Exposure shall not exceed the Revolving Credit Commitment. Unless the Lender shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date which is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Letter of Credit Expiration Date; provided that this paragraph (c) shall not prevent Borrower from obtaining Letters of Credit that provide by their terms that they will automatically be extended for one or more successive periods not to exceed one year each (and, in any case, not to extend beyond the Letter of Credit Expiration Date) unless the Lender elects not to extend for any such additional period by giving notice of such election to the beneficiary at least 30 days prior to the expiry date thereof.

(d) Reimbursement. If the Lender shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Lender an amount equal to such LC Disbursement not later than 2:00 p.m., Dallas, Texas time, on the date that such LC Disbursement is made if Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Dallas, Texas time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., Dallas, Texas time, on the Business Day immediately following the day that Borrower receives such notice; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.1 that such payment be financed with Revolving Credit Advances in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Advances.

(e) Obligations Absolute. The Reimbursement Obligation of Borrower as provided in Section 2.2(d) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Lender under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.2, constitute a legal or equitable discharge of or provide a right of setoff against, the obligations of Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; (iv) any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities (contingent or otherwise), material agreements, properties, solvency, business, management, prospects or value of the Borrower; or (vii) any other fact, circumstance or event whatsoever. The Lender shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Lender; provided that the foregoing shall not be construed to excuse the Lender from liability to Borrower to the extent of any direct damages (as opposed to consequential, special, punitive or other indirect damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Lender’s (i) failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) gross negligence or willful misconduct as finally determined in a judgment of a court of competent jurisdiction. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Lender (as finally determined by a court of competent jurisdiction), the Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(f) Disbursement Procedures. The Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Lender shall promptly give written notice to the Borrower of such demand for payment and whether the Lender has made or will make an LC

Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its Reimbursement Obligation to the Lender with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.2(d)).

(g) Letter of Credit Fees and Fronting Fees. The Borrower shall pay to the Lender a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for Eurodollar Rate Loans times the daily amount available to be drawn under such Letter of Credit. In addition to the Letter of Credit Fee, the Borrower shall pay the Lender a fronting fee (the “Fronting Fee”) equal to 0.25% per annum of the amount available to be drawn under any outstanding Letter of Credit. Letter of Credit Fees and Fronting Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.

(h) Interim Interest. If the Lender shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the Default Rate.

(i) Other. The Lender shall be under no obligation to issue any Letter of Credit if:

(i) any order of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any legal requirement applicable to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the Lender deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of general application of the Lender.

(j) The Lender shall be under no obligation to amend any Letter of Credit if (A) the Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

Section 2.3. Use of Proceeds. The proceeds of the Revolving Credit Advances shall be used by the Borrower for working capital purposes, Capital Expenditures and general corporate purposes of the Borrower and its Affiliates in the ordinary course of business.

Section 2.4. Evidence of Debt. The Revolving Credit Advances made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be presumed to be correct absent manifest error of the amount of the Revolving Credit Advances made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.

Section 2.5. General Provisions Regarding Interest; Etc.

(a) Notification of Rate. The Lender shall notify the Borrower of any change in the Lender’s Base Rate used in determining the Applicable Rate promptly following the public announcement of such change.

(b) Applicable Rate. Subject to the provisions of subsection (c) below, each Advance shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (A) the Maximum Lawful Rate and (B) the Applicable Rate.

(c) Default Rate. If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter, upon the giving of prior written notice by Lender to Borrower, bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws. Furthermore, while any default or event of default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d) Maximum Lawful Rate Limitations. If at any time the rate of interest applicable to any portion of the Loans would exceed the Maximum Lawful Rate but for the provisions thereof limiting interest to the Maximum Lawful Rate, then any subsequent reduction shall not reduce the rate of interest on the Loans below the Maximum Lawful Rate until the aggregate amount of interest accrued on the Loans equals the aggregate amount of interest which would have accrued on the Loans if the interest rate had not been limited by the Maximum Lawful Rate.

(e) Computations of Rate. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), unless such computation would cause the fees and interest to exceed the Maximum

Lawful Rate, in which event, such computation shall be on the basis of a 365 or 366 day year, as applicable. Interest shall accrue on each Loan for the day on which the Loan is made, or any portion thereof, but not for the day on which the Loan or such portion is paid.

(f) Capital Adequacy. If after the date hereof, the Lender shall have determined that any central bank or other Governmental Authority properly authorized to do so has adopted or implemented (and has taken all necessary action to legally adopt or implement) any applicable law, rule, or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, compliance with which by the Lender would have the effect of reducing the rate of return on the Lender’s capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which the Lender could have achieved but for such adoption, implementation, change, or compliance (taking into consideration the Lender’s policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, within ten (10) Business Days after demand by the Lender, the Borrower shall pay to the Lender (or its parent) such additional amount or amounts as will compensate the Lender for such reduction. The Lender will give the Borrower notice of any event occurring after the date of this Agreement which will entitle the Lender to compensation pursuant to this Section promptly after it obtains knowledge thereof and determines to request such compensation, and no claim by the Lender for compensation under this Section shall in any case be made until such time as the Lender determines that it is legally required to comply with such law, rule, regulations or change thereto giving rise to such claim. A certificate of the Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis, In determining such amount or amounts, the Lender may use any reasonable averaging and attribution methods.

(g) Illegality. If the Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, and Lender also makes such determination with respect to substantially all other similar credit facilities with other borrowers, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay or, if applicable, convert all Eurodollar Rate Loans to Base Rate Loans, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(h) Inability to Determine Eurodollar Rate. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Eurodollar Rate Loan, and Lender also makes such determination with respect to substantially all other similar credit facilities with other borrowers, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain Eurodollar Rate Loans shall be suspended until the Lender revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of a Eurodollar Rate Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

(i) Increased Costs.

(i) Increased Costs Generally. If any Change in Law shall:

(A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement contemplated by this Article II); or

(B) impose on the Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to the Lender, or to reduce the amount of any sum received or receivable by the Lender (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered, but only to the extent Lender is assessing and collecting such additional amounts from other borrowers under substantially all other similar credit facilities and also only to the extent any such Change in Law is generally applicable to similarly situated lenders.

(ii) Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or any lending office of the Lender or the Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the commitments of the Lender or the Loans made by the Lender to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered; provided, however, that any such Change in Law is generally applicable to similarly situated lenders and only to the extent Lender is assessing and collecting such additional amounts from other borrowers under substantially all other similar credit facilities.

(iii) Certificates for Reimbursement. A certificate of the Lender setting forth, in detail, with explanations for the additional amounts, the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(iv) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(v) Reserves on Eurodollar Rate Loans. The Borrower shall pay to the Lender, as long as the Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by the Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice of such additional interest from the Lender. If the Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(j) Funding Losses. Upon demand of the Lender from time to time, the Borrower shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of:

(i) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(ii) any failure by the Borrower (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

(iii) For purposes of calculating amounts payable by the Borrower to the Lender under this Section 2.5, the Lender shall be deemed to have funded each Eurodollar Rate Loan at the Eurodollar Rate used in determining the Eurodollar Rate for such Revolving Credit Advance by a matching deposit or other borrowing in the London interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

(k) Survival. All of the Borrower’s obligations under Sections 2.5 hereof shall survive termination of the commitments under this Agreement and repayment of all other Obligations hereunder.

ARTICLE III

Payments and Fees

Section 3.1. Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Lender at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided in the Notes.

Section 3.2. Prepayments.

(a) Voluntary Prepayments. The Borrower may, upon notice to the Lender, at any time or from time to time voluntarily prepay any Revolving Credit Advance in whole or in part without premium or penalty (subject to the last sentence hereof); provided that, and notwithstanding anything to the contrary contained in this Agreement, such notice must be received by the Lender not later than 2:00 p.m. (A) three Business Days prior to any date of prepayment of a Eurodollar Rate Loan, and (B) on the date of prepayment of a Base Rate Loan. Each such notice shall specify the date and amount of such prepayment and the Type of Loan to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon.

(b) Mandatory Prepayments. The Borrower must pay on DEMAND the amount by which at any time the aggregate amount of all Revolving Credit Advances plus the outstanding LC Exposure at any time outstanding exceeds the lesser of (i) the Revolving Credit Commitment and (ii) the Borrowing Base.

Section 3.3. Taxes.

(a) Any and all payments by the Borrower hereunder or under the Revolving Credit Note shall be made, in accordance with Section 3.1, free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of Lender, taxes imposed on its income, and franchise taxes imposed on Lender, by the jurisdiction under the laws of which Lender is organized or is or should be qualified to do business or any political subdivision thereof and Taxes imposed on its income by the jurisdiction of Lender’s lending office or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes (i.e., Taxes for which Borrower is responsible under the preceding sentence) from or in respect of any stun payable hereunder or under the Note to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.3) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as “Other Taxes”).

(c) Borrower will indemnify Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.3) for which Borrower is liable pursuant to this Section 3.3 paid by Lender (as the case may be) or any liability (including penalties and interest) arising therefrom or with respect thereto. Upon written notice from Lender of a statement setting forth the amounts to be owed hereunder, this indemnification shall be made 30 days from the date Lender makes written demand therefor. This indemnity shall survive the termination of this Agreement.

(d) Within 30 days after the date of any payment of Taxes, Borrower will furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

(e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 3.3 shall survive the payment in full of the Obligations.

ARTICLE IV

Security

Section 4.1. Collateral. To secure full and complete payment and performance of the Obligations, the Borrower shall execute and deliver or cause to be executed and delivered all of the Security Documents required by the Lender covering collateral described in such Security Documents (which, together with any other collateral described in the Security Agreement, and any other Property which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the “Collateral”). The Borrower shall execute, or cause to be executed and authorizes the execution and/or filing thereof by the Lender, such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Lender deems reasonably necessary or desirable to create, evidence, preserve, and perfect its Liens and security interests in the Collateral.

Section 4.2. Setoff. If an Event of Default shall have occurred and be continuing, the Lender shall have the right to set off and apply against the Obligations in such manner as the Lender may determine, at any time and without notice to the Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Lender to the Borrower whether or not the Obligations are then due. As further security for the Obligations, the Borrower hereby grants to the Lender a Lien and security interest in all money, instruments, and other Property of the Borrower now or hereafter held by the Lender, including, without limitation, Property held in safekeeping. In addition to the Lender’s right of setoff and as further security for the Obligations, the Borrower hereby grants to the Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of the Borrower now or hereafter on deposit with or held by the Lender and all other sums at any time credited by or owing from the Lender to the Borrower. The rights and remedies of the Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

ARTICLE V

Conditions Precedent

Section 5.1. Initial Extension of Credit. The obligation of the Lender to make the initial Advance under the Revolving Credit Note or issue the initial Letter of Credit is subject to the condition precedent that the Lender shall have received on or before the day of such Advance or issuance of such Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Lender:

(a) Resolutions. Resolutions of the Board of Directors (or other governing body) of each Loan Party certified by the Secretary or an Assistant Secretary (or other custodian of records) of such Loan Party, which authorize the execution, delivery, and performance by such Loan Party, of this Agreement and the other Loan Documents to which such Loan Party is or is to be a party;

(b) Incumbency Certificate. A certificate of incumbency certified by an authorized officer or representative certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which each Loan Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such Persons;

(c) Constituent Documents. The Constituent Documents for each Loan Party as of a date acceptable to the Lender;

(d) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of each Loan Party and each jurisdiction in which each Loan Party is required to do business, as to the existence and good standing of such Loan Party, each dated within ten (10) days prior to the date of the initial Advance;

(e) Notes. The Revolving Credit Note executed by the Borrower;

(f) Security Documents. The Security Documents executed by the Borrower and other Obligated Parties, including but not limited to delivery of all possessory collateral, including without limitation, any pledged notes, pledged membership interests or pledged stock, together with the undated stock powers endorsed in blank, as applicable;

(g) Guaranty. A Guaranty executed by each Guarantor.

(h) Insurance Matters. Copies of insurance certificates describing all insurance policies required by Section 7.5, together with loss payee, additional insured, and lender endorsements in favor of the Lender with respect to all insurance policies covering the Collateral and the Loan Parties;

(i) UCC Searches. The results of Uniform Commercial Code searches showing all financing statements and other documents or instruments on file against each Loan Party in the office of the Secretary of State of such Loan Party’s state of organization, such searches to be as of a date no more than thirty (30) days prior to the date of the initial Advance;

(j) Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 11.1, to the extent incurred and invoiced prior to closing, shall have been paid in full by the Borrower;

(k) Field Audit. Satisfactory completion of a field audit of the Loan Parties’ assets;

(l) Tax Returns. Completed 2009 federal and state income tax returns for the Borrower and each Guarantor, or copies of any extensions filed, if applicable;

(m) Compliance With Laws. Evidence satisfactory to Lender that the Borrower is in compliance with all laws and regulations issued by any Governmental Authority, including, without limitation, regulations by or under US Department of Occupational Safety and Health Organization, the Environmental Protection Agency, ERISA and the Financial Institutions Reform Recovery and Enforcement Act;

(n) Upfront Fee. An upfront fee equal to $15,000; and

(o) Additional Documentation. The Lender shall have received such additional approvals, opinions, or documents as the Lender or its legal counsel may reasonably request.

Section 5.2. All Extensions of Credit. The obligation of the Lender to make any Advance (including the initial Advance) or issue any Letter of Credit (including the initial Letter of Credit) is subject to the following additional conditions precedent:

(a) Request for Advance or Letter of Credit. The Lender shall have received in accordance with this Agreement, an Advance Request Form pursuant to the Lender’s requirements dated the date of such Advance and executed by an authorized officer of the Borrower or an LC Request pursuant to the Lender’s requirements dated the date of the issuance of such Letter of Credit and executed by an authorized officer of the Borrower;

(b) No Default, Material Adverse Effect. No Default or Material Adverse Effect shall have occurred and be continuing, or would result from or after giving effect to such Advance or such Letter of Credit;

(c) Representations and Warranties. All of the representations and warranties contained in Article VI hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or such Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date; and

(d) Additional Documentation. The Lender shall have received such additional approvals, opinions, or documents as the Lender or its legal counsel may reasonably request.

ARTICLE VI

Representations and Warranties

To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that:

Section 6.1. Organizational Existence. Each Loan Party (a) is a corporation, limited partnership and/or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization (other than the individual Loan Parties); (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Loan Party has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

Section 6.2. Financial Statements; Etc. The Borrower has delivered to the Lender consolidated balance sheets and related statements of income of Borrower and its Subsidiaries as at and for the fiscal years ended December 31, 2008 and December 31, 2009. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly present the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements or arising in the ordinary course of business. There has been no Material Adverse Effect on the Borrower or any of its Subsidiaries or the Loan Parties since the effective date of the most recent financial statements referred to in this Section. All projections delivered by the Borrower to the have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to the Lender, and all such assumptions are disclosed in the projections.

Section 6.3. Action; No Breach. The execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) Constituent Documents of the Borrower or any of its Subsidiaries or the Loan Parties, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator where the failure to comply is reasonably likely to result in a Material Adverse Effect, or (iii) any material agreement or instrument to which the Borrower or any of its Subsidiaries or any Loan Party is a party or by which any of them or any of their Property is bound or subject, or (b) result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary or any Loan Party, other than Permitted Liens.

Section 6.4. Operation of Business. The Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, except where the failure to so possess would not have a Material Adverse Effect, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

Section 6.5. Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting Borrower or any of its Subsidiaries, that would, if adversely determined, have a Material Adverse Effect on Borrower or its Subsidiaries. Except as set forth on Schedule 6.5, there are no outstanding judgments against Borrower or any Subsidiary of the Borrower.

Section 6.6. Rights in Property; Liens. The Borrower and each of its Subsidiaries have good title to or valid leasehold interests in their respective Property, including the Property reflected in the financial statements described in Section 6.2, and none of the Property of Borrower or any Subsidiary is subject to any Lien, except Permitted Liens.

Section 6.7. Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is party, when delivered, shall constitute legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.

Section 6.8. Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof.

Section 6.9. Debt. The Borrower and its Subsidiaries have no Debt, except as permitted in Section 8.1.

Section 6.10. Taxes. Except as set forth on Schedule 6.10, the Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, Property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable. The Borrower knows of no pending investigation of Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of Borrower or any Subsidiary except as set forth on Schedule 6.10.

Section 6.11. Use of Proceeds; Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 6.12. ERISA. Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

Section 6.13. Disclosure. No statement, information, report, representation, or warranty made by Borrower in this Agreement or in any other Loan Document or furnished to the Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which has a Material Adverse Effect, or which might in the future have a Material Adverse Effect, on the Borrower or any Subsidiary that has not been disclosed in writing to the Lender.

Section 6.14. Subsidiaries, Ventures, Etc. The Borrower has no Subsidiaries or joint ventures or partnerships other than those listed on Schedule 6.14. Schedule 6.14 sets forth the jurisdiction of incorporation or organization of each such Person and the percentage of the Borrower’s ownership interest in such Person. All of the outstanding capital stock or other ownership interests of each Person described in Schedule 6.14 has been validly issued, is fully paid, and is nonassessable. Landfill Diversions, Inc., a Subsidiary of the Borrower, shall not be required to become a Guarantor, nor shall it be required to pledge any of its assets as collateral for the Obligations.

Section 6.15. Agreements. Neither Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement (other than this Agreement), or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction which could have a Material Adverse Effect on Borrower or any Subsidiary. Neither Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

Section 6.16. Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

Section 6.17. Investment Company Act; Other Regulations. Neither the Borrower nor any Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, the Energy Policy Act of 2005, the Federal Power Act, the Interstate Commerce Act, or any state public utilities code.

Section 6.18. Financial Solvency. Both before and after giving effect to all of the transactions contemplated herein, neither the Borrower nor any of its Subsidiaries (a) was or will be “insolvent”, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act; (b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Affiliate are unreasonably small; (c) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature; (d) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law of any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

Section 6.19. Environmental Matters.

(a) The Borrower, each Subsidiary, and all of their respective Property, assets, and operations, are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

(b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

(c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the Property or assets of the Borrower or any Subsidiary other than in compliance with Environmental Laws. The use which the Borrower and the Subsidiaries make and intend to make of their respective Property and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their Property or assets, unless in compliance with Environmental Laws;

(d) Neither the Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased Property or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

(e) There are no conditions or circumstances associated with the currently or previously owned or leased Property or operations of Borrower or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

(f) Neither the Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

(g) Neither Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

(h) No Lien arising under any Environmental Law has attached to any Property or revenues of the Borrower or its Subsidiaries.

Section 6.20. Intellectual Property. Each Loan Party owns, or is licensed to use, all intellectual property necessary to conduct its business as currently conducted except for such intellectual property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Each Loan Party will maintain the patenting and registration of all intellectual property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and will, promptly patent or register, as the case may be, all new intellectual property and notify the Lender in writing ten Business Days prior to filing any such new patent or registration.

ARTICLE VII

Affirmative Covenants

The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Lender has any Revolving Credit Commitment hereunder, the Borrower will perform and observe the following positive covenants, unless the Lender shall otherwise consent in writing:

Section 7.1. Reporting Requirements. The Borrower will furnish to the Lender:

(a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2010, a copy of the annual audited report of the Borrower and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the annual period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and certified by independent certified public accountants of recognized standing acceptable to the Lender, to have been prepared in accordance with GAAP and containing no material qualifications or limitations on scope and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;

(b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each calendar quarter, a copy of an unaudited financial report of the Borrower and its Subsidiaries as of the end of such calendar quarter and for the portion of the fiscal year then ended, containing, on a compiled basis, balance sheets and statements of income, and retained earnings, all in reasonable detail certified by the chief financial officer, treasurer or comparable officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and its Subsidiaries, on a compiled basis, at the date and for the periods indicated therein;

(c) Accounts Receivable Aging. As soon as available, and in any event within fifteen (15) days after the end of each calendar month, an account receivable aging, classifying each corporate Loan Party’s accounts receivable in categories of 0-30, 31-60, 61-90 and over 90 days from date of invoice, reconciled to the general ledger account, and in such form and detail as the Lender shall require;

(d) Accounts Payable Report. As soon as available, and in any event within fifteen (15) days after the end of each calendar month, an account payable aging, classifying each corporate Loan Party’s accounts payable in categories of 0-30, 31-60, 61-90 and over 90 days from date of invoice, reconciled to the general ledger account, and in such form and detail as the Lender shall require;

(e) Income Tax Returns. As soon as available, and in any event within thirty (30) days after the date filed, a copy of the Borrower’s state and federal income tax returns;

(f) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Section 7.1(a) and 7.1(b), a duly completed Compliance Certificate;

(g) Borrowing Base Report. As soon as available, and in any event within fifteen (15) days after the end of each calendar month, a duly completed Borrowing Base Report, in a form acceptable to the Lender, certified by the chief financial officer or comparable officer of the Borrower;

(h) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could have a Material Adverse Effect on the Borrower or such Subsidiary;

(i) Notice of Default. As soon as possible and in any event within ten (10) days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

(j) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer or comparable officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Borrower proposes to take with respect thereto;

(k) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this Section;

(l) Notice of Material Adverse Effect. As soon as possible and in any event within five days after the occurrence thereof, written notice of any matter that could have a Material Adverse Effect on the Borrower or any Subsidiary; and

(m) General Information. Promptly, such other information concerning the Borrower, any Subsidiary or any other Obligated Party as the Lender may from time to time reasonably request.

Section 7.2. Maintenance of Existence; Conduct of Business. The Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

Section 7.3. Maintenance of Property. The Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its Property (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, other than damaged or obsolete inventory and equipment.

Section 7.4. Taxes and Claims. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

Section 7.5. Insurance. The Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by businesses engaged in similar businesses and owning similar Property in the same general areas in which the Borrower and its Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen’s compensation insurance, Property insurance, comprehensive general liability insurance, and business interruption insurance reasonably satisfactory to the Lender and naming the Lender as additional insured. Each insurance policy covering the Collateral shall name the Lender as loss payee and shall provide that such policy will not be cancelled or reduced without thirty (30) days prior written notice to the Lender.

Section 7.6. Inspection Rights. At any reasonable time and from time to time, upon reasonable notice, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Lender to examine the Collateral and conduct Collateral audits, to examine, copy, and make extracts from its books and records, to visit and inspect its Property, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. In addition, at the request of Lender, the Borrower will permit the Lender to conduct an annual field examination of the Borrower’s assets at the Borrower’s expense.

Section 7.7. Keeping Books and Records. The Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

Section 7.8. Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

Section 7.9. Compliance with Agreements. The Borrower will comply, and will cause each Subsidiary to comply, with all agreements, contracts, and instruments binding on it or affecting its Property or business.

Section 7.10. Further Assurances. The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Lender in the Collateral.

Section 7.11. ERISA. The Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

Section 7.12. Depository Relationship. To induce the Lender to establish the interest rates provided in the Notes, the Borrower will use the Lender as its principal depository bank and the Borrower covenants and agrees to maintain the Lender as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts for the term hereof.

ARTICLE VIII

Negative Covenants

The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Lender has any Revolving Credit Commitment hereunder, the Borrower will perform and observe the following negative covenants, unless the Lender shall otherwise consent in writing:

Section 8.1. Debt. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

(a) Debt to the Lender;

(b) Existing Debt described on Schedule 8.1 hereto;

(c) Debt incurred for leases of equipment in the ordinary course of business, purchase money Debt incurred in the ordinary course of business and additional Debt not otherwise permitted hereunder not to exceed an aggregate combined amount at any time outstanding of $250,000; and

(d) Debt owed by the Borrower to a Subsidiary or owed by any Subsidiary to another Subsidiary or the Borrower.

Section 8.2. Limitation on Liens. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its Property, assets, or revenues, whether now owned or hereafter acquired, except (collectively referred to as “Permitted Liens”):

(a) Liens disclosed on Schedule 8.2 hereto;

(b) Liens in favor of the Lender;

(c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or any Subsidiary to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(d) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

(e) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

(f) Liens resulting from good faith deposits to secure payments of workmen’s compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or leases made in the ordinary course of business; and

(g) Purchase money Liens on specific Property to secure Debt used to acquire such Property to the extent permitted in Section 8.1(c).

Section 8.3. Mergers, Etc. Without prior written consent of the Lender, Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person, or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate except that Borrower may merge with any of its Subsidiaries so long as the Borrower is the survivor of such merger, and Subsidiaries may be merged with and into each other.

Section 8.4. Restricted Payments. The Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, Property, or obligations) on account of its equity interests, or redeem, purchase, retire, or otherwise acquire any of its equity interests, or permit any of its Subsidiaries to purchase or otherwise acquire any equity interest of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests.

Section 8.5. Loans and Investments. The Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, or permit any Subsidiary to purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except:

(a) Readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

(b) Fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by (i) the Lender or (ii) any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000;

(c) Commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor’s Corporation, or Moody’s Investors Service;

(d) Investments in Subsidiaries in effect as of the Closing Date;

(e) Money market accounts substantially all of the assets of which are invested in investments of the type described in clauses (a) through (c) above; and

(f) Extensions of trade credit in the ordinary course of business consistent with historical practice.

Section 8.6. Limitation on Issuance of Equity. The Borrower will not permit any of its Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its equity interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its equity interests, or (c) any option, warrant, or other right to acquire any of its equity interests.

Section 8.7. Transactions With Affiliates. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except (a) transactions among Obligated Parties, and (b) in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

Section 8.8. Disposition of Assets. The Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, or permit any Subsidiary to do so with any of its assets, except (a) dispositions of inventory in the ordinary course of business or (b) dispositions, for fair value, of damaged, worn-out and obsolete equipment not necessary or useful to the conduct of business.

Section 8.9. Sale and Leaseback. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

Section 8.10. Nature of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged as of the Closing Date.

Section 8.11. Environmental Protection. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of their respective Property or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective Property or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible.

Section 8.12. Accounting. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Lender, or (b) in tax reporting treatment, except as required by law and disclosed to the Lender.

Section 8.13. Additional Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, form or acquire any Subsidiary not listed on Schedule 6.14 unless the Borrower (a) provides an executed supplement to the Security Agreement for such new Subsidiary in form and substance satisfactory to the Lender, and (b) pledges, or causes to be pledged, to the Lender one hundred percent (100%) of the stock (or other equity interest) of such Subsidiary and provide an executed stock power for the same, in form and substance satisfactory to the Lender as additional collateral for the Obligations. Landfill Diversions, Inc., a Subsidiary of the Borrower, shall not be required to become a Guarantor, nor shall it be required to pledge any of its assets as collateral for the Obligations.

ARTICLE IX

Financial Covenants

The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Lender has any Revolving Credit Commitment hereunder, the Borrower will, at all times, observe and perform the following financial covenants, unless the Lender shall otherwise consent in writing.

Section 9.1. Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio, tested at the end of each fiscal quarter, to be less than 1.25 to 1.00.

Section 9.2. Total Funded Debt to EBITDA Ratio. The Borrower shall not permit the Total Funded Debt to EBITDA Ratio to be more than 3.0 to 1:00, tested at the end of each fiscal quarter when the Revolving Credit Commitment less the aggregate of all Revolving Credit Advances then outstanding is less than fifty percent (50%) of the permitted availability under the Borrowing Base.

Section 9.3. Tangible Net Worth. The Borrower shall not permit its Tangible Net Worth to be less than $2,250,000 as of the end of any fiscal quarter.

ARTICLE X

Default

Section 10.1. Events of Default. Each of the following shall be deemed an “Event of Default”:

(a) The Borrower shall fail to pay the Obligations or any part thereof shall not be paid when due or declared due.

(b) Any representation or warranty made or deemed made by the Borrower, any Subsidiary, or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

(c) The Borrower, any Subsidiary, or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Sections 2.3, 7.1, 7.5, 7.6 and 7.12 and Articles VIII and IX.

(d) The Borrower, any Subsidiary, or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in any Loan Document (other than those specified in clauses (a), (b) and (c) of this Section), and, if such failure can be cured, such failure shall continue uncured for a period of 30 days after the earlier of (i) the Borrower, any Subsidiary, or any Obligated Party obtains knowledge thereof, or (ii) written notice thereof having been given to the Borrower, any Subsidiary, or any Obligated Party.

(e) The Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

(f) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

(g) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or the Borrower, any Subsidiary, or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in or Lien upon any of the Collateral purported to be covered thereby.

(h) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Lender subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $50,000.

(i) The Borrower, any Subsidiary, or any Obligated Party, or any of their Property, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within 30 days from the date of entry thereof.

(j) An involuntary proceeding shall be commenced against the Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 60 days.

(k) The Borrower, any Subsidiary or any Obligated Party shall fail to discharge within a period of 60 days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $50,000 against any of its assets or Property.

(l) A final judgment or judgments for the payment of money in excess of $50,000 in the aggregate and not covered by insurance shall be rendered by a court or courts against the Borrower, any Subsidiary, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

(m) A Change of Control shall have occurred.

Section 10.2. Remedies Upon Default. If any Event of Default shall occur and be continuing, the Lender may without notice terminate the Revolving Credit Commitment and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default under

Section 10.1(e) or Section 10.1(j), the Revolving Credit Commitment shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. If any Event of Default shall occur and be continuing, the Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

Section 10.3. Performance by the Lender. If the Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, the Lender may perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Lender, promptly pay any amount expended by the Lender in connection with such performance or attempted performance to the Lender, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Lender shall not have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

ARTICLE XI

Miscellaneous

Section 11.1. Expenses. The Borrower hereby agrees to pay on demand: (a) all costs and expenses of the Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for the Lender, (b) all costs and expenses of the Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel, advisors, consultants, and auditors for the Lender, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other costs and expenses incurred by the Lender in connection with this Agreement or any other Loan Document, any litigation, dispute, suit, proceeding or action; the enforcement of its rights and remedies, protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of the Borrower.

Section 11.2. INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS,

DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTY OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON; PROVIDED, HOWEVER, NO PERSON SHALL BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL

Section 11.3. Limitation of Liability. Neither the Lender nor any Affiliate, officer, director, employee, attorney, or agent of the Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Lender or any of the Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 11.4. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Lender shall have the right to act exclusively in the interest of the Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, its Subsidiaries, any of their shareholders or any other Person.

Section 11.5. Lender Not Fiduciary. The relationship between the Borrower and the Lender is solely that of debtor and creditor, and the Lender has no fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Lender to be other than that of debtor and creditor.

Section 11.6. Equitable Relief. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Lender. The Borrower therefore agrees that the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 11.7. No Waiver; Cumulative Remedies. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 11.8. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the Lender and the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

Section 11.9. Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Sections 11.1, 11.2 and 11.3 shall survive repayment of the Obligations and termination of the Revolving Credit Commitment.

Section 11.10. ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which the Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 11.11. Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower or any Subsidiary is a party shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Lender pursuant to Article II shall not be effective until received by the Lender.

Section 11.12. Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Dallas County, Texas, and it shall he performable for all purposes in Dallas County, Texas. Any action or proceeding against the Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Dallas County, Texas. The Borrower hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. The Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 11.11. Nothing herein or in any of the other Loan Documents shall affect the right of the Lender to serve process in any other manner permitted by law or shall limit the right of the Lender to bring any action or proceeding against the Borrower or with respect to any of its Property in courts in other jurisdictions. Any action or proceeding by the Borrower against the Lender shall be brought only in a court located in Dallas County, Texas.

Section 11.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including facsimile copies), but all of which together shall constitute one and the same instrument.

Section 11.14. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

Section 11.15. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 11.16. Participations; Etc. The Lender shall have the right at any time and from time to time to grant participations in, and sell and transfer, the Obligations and the Loan Documents. Each actual or proposed participant or assignee, as the case may be, shall be entitled, subject to the provisions of Section 11.21 hereof, to receive all information received by the Lender regarding the Borrower, its Subsidiaries, and any other Obligated Party including, without limitation, information required to be disclosed to a participant or assignee pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant or assignee is subject to the circular or not).

Section 11.17. Construction. The Borrower and the Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel.

Section 11.18. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Section 11.19. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

Section 11.20. Maximum Interest Rate. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the Maximum Lawful Rate shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes, as determined by the Lender; and, if the principal of the Notes have been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Lawful Rate, the Borrower and the Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Lawful Rate.

Section 11.21. Confidentiality. The Lender agrees to keep confidential all non-public information provided to it by or on behalf of the Borrower or any of the Subsidiaries pursuant to this Agreement or any other Loan Document; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any assignee or participant or prospective transferee, if such transferee has agreed in writing to be bound by this Section 11.21, (ii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iii) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming jurisdiction over the Lender (including the Board and the Federal Deposit Insurance Corporation or any similar organization, whether in the United States or elsewhere, and their respective successors), (iv) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any requirement of law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder. Subject to the proviso set forth in the immediately preceding sentence, the Lender agrees that such non-public information shall be used and disclosed only in connection with the Lender’s administration of the Advances under this Agreement and will not be furnished or otherwise made available to other departments or operations of the Lender, including without limitation those departments and operations with responsibilities (including contracting) for security and related services of the type provided by the Borrower and its Subsidiaries.

Section 11.22. USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrower and its Subsidiaries pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower and its Subsidiaries: When the Borrower or any Subsidiary opens an account, if the Borrower or such Subsidiary is an individual, the Lender will ask for the Borrower’s or such Subsidiary’s name, taxpayer identification number, residential address, date of birth, and other information that will allow the Lender to identify the Borrower or such Subsidiary, and if the Borrower or such Subsidiary is not an individual, the Lender will ask for the Borrower’s or such Subsidiary’s name, taxpayer identification number, business address and other information that will allow the Lender to identify such Borrower or such Subsidiary. The Lender may also ask, if the Borrower or such Subsidiary is an individual, to see the Borrower’s or such Subsidiary’s driver’s license or other identifying documents, and if the Borrower or such Subsidiary is not an individual, to see the Borrower’s or such Subsidiary’s legal organizational documents or other identifying documents.

[Remainder of Page Intentionally Left Blank. Signature Pages to Follow.]

LENDER:

REGIONS BANK

By:	/s/ Cyndi Giles
Cyndi Giles
Vice President

Address for Notices:	1111 West Mockingbird Lane Suite 830
Dallas, Texas 75247
Fax No.:	(214) 678-3956
Telephone No.:	(214) 678-3936
Attention:	Cyndi Giles

Signature Page to Loan Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

QUEST RECYCLING SERVICES, LLC

By:	/s/ Brian Dick
Brian Dick
	Title:	CEO

Address for Notices:	6175 Main Street, Suite 420
Frisco, Texas 75034
Fax No.:	(972) 464-0015
Telephone No.:	(972) 464-0004, ext. 1208
Attention:	John Ayvas

Signature Page to LC Request

FIRST AMENDMENT TO LOAN AGREEMENT AND LIMITED WAIVER

THIS FIRST AMENDMENT TO LOAN AGREEMENT AND LIMITED WAIVER (herein called this “Amendment”) is made as of January    , 2012 by and between QUEST RECYCLING SERVICES, LLC, a Delaware limited liability company (“Borrower”), and REGIONS BANK (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender have entered into that certain Loan Agreement dated as of December 15, 2010, (the “Loan Agreement”), for the purposes and consideration therein expressed; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

1.1 Terms Defined in the Loan Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Agreement shall have the same meanings whenever used in this Amendment.

ARTICLE II.

Amendment to Loan Agreement

2.1 Amendment to Section 7.1(g). Section 7.1(g) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Borrowing Base Report. For each calendar month, as soon as available, and in any event no later than the last day of each calendar month, a duly completed Borrowing Base Report, in a form acceptable to the Lender, certified by the chief financial officer or comparable officer of the Borrower;”

2.2 Amendment to Section 7.6. Section 7.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Inspection Rights. At any reasonable time and from time to time, upon reasonable notice, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Lender to examine the Collateral and conduct Collateral audits, to examine, copy, and make extracts from its books and records, to visit and inspect its Property, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. In addition, at the request of the Lender, the Borrower will permit the Lender to conduct a field examination of the Borrower’s assets at the Borrower’s expense.”

ARTICLE III.

Limited Waivers

3.1 Waiver of Fixed Charge Coverage Ratio. The Lender hereby waives any Event of Default caused by failure to comply with the provisions of Section 9.1 of the Loan Agreement for the fiscal quarter ending September 30, 2011. The waiver set forth in this Section 3.1 is limited to the extent set forth herein and shall in no way serve to waive any other terms, covenants or provisions of the Loan Agreement or any other Loan Document, or any obligations of the Borrower, other than as expressly set forth above.

ARTICLE IV.

Conditions Precedent

4.1 Effective Date. This Amendment shall become effective as of the date first above written when and only when Lender shall have received, at Lender’s office, (i) a duly executed counterpart of this Amendment, and (ii) all costs and expenses incident to the preparation hereof and the consummation of the transaction contemplated hereby, including, but not limited to, reasonable fees and expenses of Winstead PC, legal counsel to Lender (which fees and expenses, as to legal counsel of Lender, shall be paid directly to Winstead PC immediately upon presentation of a bill for legal services rendered).

ARTICLE V.

Miscellaneous

5.1 Acknowledgment. As modified herein, the terms and provisions of the Loan Agreement are ratified and confirmed and shall remain in full force and effect, enforceable in accordance with their terms. Borrower hereby acknowledges, agrees and represents that (i) contemporaneously with the effectiveness of this Amendment, the representations and warranties of Borrower contained in the Loan Agreement are true and correct representations and warranties, and (ii) Borrower has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan Agreement, this Amendment or otherwise, and to the extent any such set-offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

5.2 CHOICE OF LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. BORROWER HEREBY AGREES THAT THE OBLIGATIONS CONTAINED HEREIN ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ALL PARTIES HERETO AGREE THAT (I) ANY ACTION ARISING OUT OF THIS TRANSACTION SHALL BE FILED IN DALLAS

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COUNTY, TEXAS, (II) VENUE FOR ENFORCEMENT OF ANY OF THE OBLIGATIONS CONTAINED IN THIS AMENDMENT SHALL BE IN DALLAS COUNTY, (III) PERSONAL JURISDICTION SHALL BE IN DALLAS COUNTY, TEXAS, (IV) ANY ACTION OR PROCEEDING UNDER THIS AMENDMENT SHALL BE COMMENCED AGAINST BORROWER IN DALLAS COUNTY. (V) SUCH ACTION SHALL BE INSTITUTED IN THE COURTS OF THE STATE OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS, AT THE OPTION OF LENDER AND (VI) BORROWER HEREBY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ADDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO BE SUED ELSEWHERE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BANK TO ACCOMPLISH SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

5.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS.

5.4 Time. Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.

5.5 Binding Agreement. This Amendment shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of any interest in and to Borrower except as expressly authorized in the Loan Documents, or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

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5.6 Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

5.7 Construction. Whenever the context hereof so required, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative of the general recitation.

5.8 Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be duly executed by facsimile or other electronic transmissions.

5.9 No Reliance. In executing this Amendment, Borrower warrants and represents that Borrower is not relying on any statement or representation other than those in this Agreement and is relying upon its own judgment and advice of its attorneys.

THIS AMENDMENT, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment is executed effective as of the date first above written.

QUEST RECYCLING SERVICES, LLC, a Delaware limited liability company

By:	/s/ John Ayvas
	Name:	John Ayvas
	Title:	Executive Vice President

REGIONS BANK

By:
Name:
Title:

Signature Page to First Amendment to Loan Agreement and Limited Waiver

GUARANTOR’S CONSENT AND AGREEMENT

As an inducement to Lender to execute, and in consideration of Lender’s execution of, this First Amendment to Loan Agreement, the undersigned hereby consents to this Amendment and agrees that this Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty executed by the undersigned in connection with the Loan Agreement, or under any Loan Documents, agreements, documents or instruments executed by the undersigned to create liens, security interests or charges to secure any of the Obligations (as defined in the Loan Agreement), all of which are in full force and effect. The undersigned further represents and warrants to Lender that (a) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (b) he is in full compliance with all covenants and agreements contained in each Loan Document to which he is a party, and (c) no Default or Event of Default has occurred and is continuing. Guarantor hereby releases Lender from any liability for actions or omissions in connection with the Loan Documents prior to the date of this Amendment. This Guarantor’s Consent and Agreement shall be binding upon the undersigned and his respective successors and assigns and shall inure to the benefit of Lender and its respective successors and assigns.

[Signature appears on the following page.]

GUARANTOR:

/s/ Brian Dick
Brian Dick, an individual

Signature Page to Guarantor’s Consent and Agreement

(First Amendment)

SECOND AMENDMENT TO LOAN AGREEMENT AND LIMITED WAIVER

THIS SECOND AMENDMENT TO LOAN AGREEMENT AND LIMITED WAIVER (herein called this “Second Amendment”) is made as of June     , 2013 by and between QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company (formerly known as QUEST RECYCLING SERVICES, LLC) (“Borrower”), and REGIONS BANK (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender have entered into that certain Loan Agreement dated as of December 15, 2010, as amended by that certain First Amendment to Loan Agreement and Limited Waiver dated as of January __, 2012 (said Loan Agreement, as so amended, and as further amended, restated, or otherwise modified from time to time, the “Loan Agreement”), for the purposes and consideration therein expressed; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

1.1 Terms Defined in the Loan Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Agreement shall have the same meanings whenever used in this Second Amendment.

ARTICLE II.

Amendment to Loan Agreement

2.1 Amendment to Section 1.1. Section 1.1 of the Loan Agreement is hereby amended to add the following definition in alphabetical order to read in its entirety as follows:

“Pre-Distribution Fixed Charge Coverage Ratio” means, for the Borrower on a consolidated basis, and on any date of determination, the ratio of (a) the sum of (i) EBITDA minus (ii) Capital Expenditures minus (iii) distributions made for cash taxes to (b) the sum of (i) all scheduled principal payments with respect to all Debt plus (ii) Interest Expense, in all cases for the 12 months then ending.

2.2 Amendment to Section 7.1(c). Section 7.1(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Accounts Receivable Aging. As soon as available, and in any

event no later than the last day of each calendar month, an account receivable aging (as of the last day of the prior month), classifying each corporate Loan Party’s accounts receivable in categories of 0-30, 31-60, 61-90 and over 90 days from date of invoice, reconciled to the general ledger account, and in such form and detail as the Lender shall require;

2.3 Amendment to Section 7.1(d). Section 7.1(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Accounts Payable Report. As soon as available, and in any event no later than the last day of each calendar month, an account payable aging (as of the last day of the prior month), classifying each corporate Loan Party’s accounts payable in categories of 0-30, 31-60, 61-90 and over 90 days from date of invoice, reconciled to the general ledger account, and in such form and detail as the Lender shall require;

2.4 Amendment to Section 9.1. Section 9.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio, tested at the end of each fiscal quarter, to be less than 1.10 to 1.00.

2.5 Amendment to Article IX. Article IX of the Loan Agreement is hereby amended to add a new Section 9.4 to read in its entirety as follows:

Pre-Distribution Fixed Charge Coverage Ratio. The Borrower shall not permit the Pre-Distribution Fixed Charge Coverage Ratio, tested at the end of each fiscal quarter, to be less than 1.50 to 1.00.

ARTICLE III.

Limited Waivers

3.1 Waiver of Fixed Charge Coverage Ratio. The Lender hereby waives any Event of Default caused by failure to comply with the provisions of Section 9.1 of the Loan Agreement for the fiscal quarters ending December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012. The waiver set forth in this Section 3.1 is limited to the extent set forth herein and shall in no way serve to waive any other terms, covenants or provisions of the Loan Agreement or any other Loan Document, or any obligations of the Borrower, other than as expressly set forth above.

3.2 Waiver of Tangible Net Worth Covenant. The Lender hereby waives any Event of Default caused by failure to comply with the provisions of Section 9.3 of the Loan Agreement for the fiscal quarter ending June 30, 2012. The waiver set forth in this Section 3.2 is limited to the extent set forth herein and shall in no way serve to waive any other terms, covenants or provisions of the Loan Agreement or any other Loan Document, or any obligations of the Borrower, other than as expressly set forth above.

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3.3 Waiver of Deadline for Audited Annual Report. The Lender hereby waives any Event of Default caused by the failure to comply with the provisions of Section 7.1(a) of the Loan Agreement for the fiscal year ending December 31, 2011. The waiver set forth in this Section 3.3 is limited to the extent set forth herein and shall in no way serve to waive any other terms, covenants or provisions of the Loan Agreement or any other Loan Document, or any• obligations of the Borrower, other than as expressly set forth above.

ARTICLE IV.

Conditions Precedent

4.1 Effective Date. This Second Amendment shall become effective as of the date first above written when and only when Lender shall have received, at Lender’s office, (i) a duly executed counterpart of this Second Amendment, and (ii) all costs and expenses incident to the preparation hereof and the consummation of the transaction contemplated hereby, including, but not limited to, reasonable fees and expenses of Winstead PC, legal counsel to Lender (which fees and expenses, as to legal counsel of Lender, shall be paid directly to Winstead PC immediately upon presentation of a bill for legal services rendered).

ARTICLE V.

Miscellaneous

5.1 Acknowledgment. As modified herein, the terms and provisions of the Loan Agreement are ratified and confirmed and shall remain in full force and effect, enforceable in accordance with their terms. Borrower hereby acknowledges, agrees and represents that (i) contemporaneously with the effectiveness of this Second Amendment, the representations and warranties of Borrower contained in the Loan Agreement are true and correct representations and warranties, and (ii) Borrower has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan Agreement, this Second Amendment or otherwise, and to the extent any such set-offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower. This Second Amendment is a “Loan Document” as referred to in the Loan Agreement.

5.2 CHOICE OF LAW; VENUE. THIS SECOND AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. BORROWER HEREBY AGREES THAT THE OBLIGATIONS CONTAINED HEREIN ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ALL PARTIES HERETO AGREE THAT (I) ANY ACTION ARISING OUT OF THIS TRANSACTION SHALL BE FILED IN DALLAS COUNTY, TEXAS, (II) VENUE FOR ENFORCEMENT OF ANY OF THE OBLIGATIONS CONTAINED IN THIS SECOND AMENDMENT SHALL BE IN DALLAS COUNTY, (III) PERSONAL JURISDICTION SHALL BE IN DALLAS COUNTY, TEXAS, (IV) ANY ACTION OR PROCEEDING UNDER THIS SECOND AMENDMENT SHALL BE COMMENCED AGAINST BORROWER IN DALLAS

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COUNTY, (V) SUCH ACTION SHALL BE INSTITUTED IN THE COURTS OF THE STATE OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS, AT THE OPTION OF LENDER AND (VI) BORROWER HEREBY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ADDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO BE SUED ELSEWHERE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BANK TO ACCOMPLISH SERVICE OF PROCESS IN ANY MANNER PERMITTED BYLAW.

5.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAlVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SECOND AMENDMENT, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SECOND AMENDMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS.

5.4 Time. Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.

5.5 Binding Agreement. This Second Amendment shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of any interest in and to Borrower except as expressly authorized in the Loan Documents, or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

5.6 Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

5.7 Construction. Whenever the context hereof so required, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender

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shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative of the general recitation.

5.8 Counterparts; Fax. This Second Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Second Amendment may be duly executed by facsimile or other electronic transmissions.

5.9 No Reliance. In executing this Second Amendment, Borrower warrants and represents that Borrower is not relying on any statement or representation other than those in this Agreement and is relying upon its own judgment and advice of its attorneys.

THIS SECOND AMENDMENT, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Second Amendment is executed effective as of the date first above written.

QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company

By:	/s/ Laurie Latham
	Name:	Laurie Latham
	Title:	CFO

REGIONS BANK

By:
Name:
Title:

Signature Page to Second Amendment to Loan Agreement and Limited Waiver

GUARANTOR’S CONSENT AND AGREEMENT

As an inducement to Lender to execute, and in consideration of Lender’s execution of, this Second Amendment to Loan Agreement, the undersigned hereby consents to this Second Amendment and agrees that this Second Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty executed by the undersigned in connection with the Loan Agreement, or under any Loan Documents, agreements, documents or instruments executed by the undersigned to create liens, security interests or charges to secure any of the Obligations (as defined in the Loan Agreement), all of which are in full force and effect. The undersigned further represents and warrants to Lender that (a) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Second Amendment as though made on the date of this Second Amendment (except to the extent that such representations and warranties speak to a specific date), (b) he is in full compliance with all covenants and agreements contained in each Loan Document to which he is a party, and (c) no Default or Event of Default has occurred and is continuing. Guarantor hereby releases Lender from any liability for actions or omissions in connection with the Loan Documents prior to the date of this Second Amendment. This Guarantor’s Consent and Agreement shall be binding upon the undersigned and his respective successors and assigns and shall inure to the benefit of Lender and its respective successors and assigns.

[Signature appears on the following page.]

GUARANTOR

/s/ Brian Dick
Brian Dick, an individual

Signature Page to Guarantor’s Consent and Agreement

(Second Amendment to Loan Agreement and Limited Waiver)

[LETTERHEAD OF QUEST RESOURCE MANAGEMENT GROUP]

Via Certified Mail #70123050000054430440

Jennifer D. Knapek, Shareholder

Winstead PC

500 Winstead Building

2728 N. Harwood Street

Dallas, Texas 75201

RE:	Second Amendment to Loan Agreement and Limited Waiver between Quest Resource Management Group, LLC and Regions Bank

Ms. Knapek,

Enclosed please find three original copies of the Second Amendment to Loan Agreement and Limited Waiver between Quest Resource Management Group, LLC and Regions Bank.

Please have the agreements countersigned and return one to my attention at the address below.

Thank you,

Ashley Dailey, Contracts

Quest Resource Management Group, LLC

THIRD AMENDMENT TO LOAN AGREEMENT AND LIMITED WAIVER

THIS THIRD AMENDMENT TO LOAN AGREEMENT AND LIMITED WAIVER (herein called this “Third Amendment”) is made as of December 9 , 2013 by and between QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company (formerly known as QUEST RECYCLING SERVICES, LLC) (“Borrower”), and REGIONS BANK (“Lender”).

WI T N E S S E T H:

WHEREAS, Borrower and Lender have entered into that certain Loan Agreement dated as of December 15, 2010, as amended by that certain First Amendment to Loan Agreement and Limited Waiver dated as of January 25, 2012 and by that certain Second Amendment to Loan Agreement and Limited Waiver dated as of June 28, 2013 (said Loan Agreement, as so amended, and as further amended, restated, or otherwise modified from time to time, the “Loan Agreement”), for the purposes and consideration therein expressed; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

1.1 Terms Defined in the Loan Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Agreement shall have the same meanings whenever used in this Third Amendment.

ARTICLE II.

Amendment to Loan Agreement

2.1 Amendment to Section 1.1. The definition of “Revolving Credit Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Revolving Credit Maturity Date” means February 13, 2014, or such earlier date on which the Revolving Credit Commitment terminates and such amounts thereunder become due and payable as provided in this Agreement.

ARTICLE III.

Limited Waivers

3.1 Waiver of Tangible Net Worth Covenant. The Lender hereby waives any Event of Default caused by failure to comply with the provisions of Section 9.3 of the Loan Agreement for the fiscal quarter ending September 30, 2013. The waiver set forth in this Section 3.1 is limited to the extent set forth herein and shall in no way serve to waive any other terms, covenants or provisions of the Loan Agreement or any other Loan Document, or any obligations of the Borrower, other than as expressly set forth above.

ARTICLE IV.

Conditions Precedent

4.1 Effective Date. This Third Amendment shall become effective as of the date first above written when and only when Lender shall have received, at Lender’s office, (i) a duly executed counterpart of this Third Amendment, and (ii) all costs and expenses incident to the preparation hereof and the consummation of the transaction contemplated hereby, including, but not limited to, reasonable fees and expenses of Winstead PC, legal counsel to Lender (which fees and expenses, as to legal counsel of Lender, shall be paid directly to Winstead PC immediately upon presentation of a bill for legal services rendered).

ARTICLE V.

Miscellaneous

5.1 Acknowledgment. As modified herein, the terms and provisions of the Loan Agreement arc ratified and confirmed and shall remain in full force and effect, enforceable in accordance with their terms. Borrower hereby acknowledges, agrees and represents that (i) contemporaneously with the effectiveness of this Third Amendment, the representations and warranties of Borrower contained in the Loan Agreement are true and correct representations and warranties, and (ii) Borrower has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan Agreement, this Third Amendment or otherwise, and to the extent any such set-offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower. This Third Amendment is a “Loan Document” as referred to in the Loan Agreement.

5.2 CHOICE OF LAW; VENUE. THIS THIRD AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. BORROWER HEREBY AGREES THAT THE OBLIGATIONS CONTAINED HEREIN ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ALL PARTIES HERETO AGREE THAT (I) ANY ACTION ARISING OUT OF THIS TRANSACTION SHALL BE FILED IN DALLAS COUNTY, TEXAS, (II) VENUE FOR ENFORCEMENT OF ANY OF THE OBLIGATIONS CONTAINED IN THIS THIRD AMENDMENT SHALL BE IN DALLAS COUNTY, (III) PERSONAL JURISDICTION SHALL BE IN DALLAS COUNTY, TEXAS, (IV) ANY ACTION OR PROCEEDING UNDER THIS THIRD AMENDMENT

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SHALL BE COMMENCED AGAINST BORROWER IN DALLAS COUNTY, (V) SUCH ACTION SHALL BE INSTITUTED IN THE COURTS OF THE STATE OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS, AT THE OPTION OF LENDER AND (VI) BORROWER HEREBY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ADDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO BE SUED ELSEWHERE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO ACCOMPLISH SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

5.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS THIRD AMENDMENT, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS THIRD AMENDMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS.

5.4 Time. Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.

5.5 Binding Agreement. This Third Amendment shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of any interest in and to Borrower except as expressly authorized in the Loan Documents, or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

5.6 Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

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5.7 Construction. Whenever the context hereof so required, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative of the general recitation.

5.8 Counterparts; Fax. This Third Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Third Amendment may be duly executed by facsimile or other electronic transmissions.

5.9 No Reliance. In executing this Third Amendment, Borrower warrants and represents that Borrower is not relying on any statement or representation other than those in this Agreement and is relying upon its own judgment and advice of its attorneys.

THIS THIRD AMENDMENT, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Third Amendment is executed effective as of the date first above written.

QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company

By:	/s/ Brian Dick
	Name:	Brian Dick
	Title:	CEO

REGIONS BANK

By:	/s/ Catherine M. Young
	Name:	Catherine M. Young
	Title:	SVP

Signature Page to Third Amendment to Loan Agreement and Limited Waiver

GUARANTOR’S CONSENT AND AGREEMENT

As an inducement to Lender to execute, and in consideration of Lender’s execution of, this Third Amendment, the undersigned hereby consents to this Third Amendment and agrees that this Third Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty executed by the undersigned in connection with the Loan Agreement, or under any Loan Documents, agreements, documents or instruments executed by the undersigned to create liens, security interests or charges to secure any of the Obligations (as defined in the Loan Agreement), all of which are in full force and effect. The undersigned further represents and warrants to Lender that (a) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Third Amendment as though made on the date of this Third Amendment (except to the extent that such representations and warranties speak to a specific date), (b) he is in full compliance with all covenants and agreements contained in each Loan Document to which he is a party, and (c) no Default or Event of Default has occurred and is continuing. Guarantor hereby releases Lender from any liability for actions or omissions in connection with the Loan Documents prior to the date of this Third Amendment. This Guarantor’s Consent and Agreement shall be binding upon the undersigned and his respective successors and assigns and shall inure to the benefit of Lender and its respective successors and assigns.

[Signature appears on the following page.]

GUARANTOR:

/s/ Brian Dick
Brian Dick, an individual

Signature Page to Guarantor’s Consent and Agreement

(Third Amendment to Loan Agreement and Limited Waiver)

FOURTH AMENDMENT TO LOAN AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT (herein called this “Fourth Amendment”) is made as of February 13, 2014 by and between QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company (formerly known as QUEST RECYCLING SERVICES, LLC) (“Borrower”), and REGIONS BANK (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender have entered into that certain Loan Agreement dated as of December 15, 2010, (said Loan Agreement, as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), for the purposes and consideration therein expressed; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

1.1 Terms Defined in the Loan Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Agreement shall have the same meanings whenever used in this Fourth Amendment.

ARTICLE II.

Amendment to Loan Agreement

2.1 Amendment to Section 1.1. The definition of “Revolving Credit Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Revolving Credit Maturity Date” means March 15, 2014, or such earlier date on which the Revolving Credit Commitment terminates and such amounts thereunder become due and payable as provided in this Agreement.

ARTICLE III.

Conditions Precedent

3.1 Effective Date. This Fourth Amendment shall become effective as of the date first above written when and only when Lender shall have received, at Lender’s office, (i) a duly executed counterpart of this Fourth Amendment, and (ii) all costs and expenses incident to the preparation hereof and the consummation of the transaction contemplated hereby, including, but not limited to, reasonable fees and expenses of Winstead PC, legal counsel to Lender (which fees and expenses, as to legal counsel of Lender, shall be paid directly to Winstead PC immediately upon presentation of a bill for legal services rendered).

ARTICLE IV.

Miscellaneous

4.1 Acknowledgment. As modified herein, the terms and provisions of the Loan Agreement are ratified and confirmed and shall remain in full force and effect, enforceable in accordance with their terms. Borrower hereby acknowledges, agrees and represents that (i) contemporaneously with the effectiveness of this Fourth Amendment, the representations and warranties of Borrower contained in the Loan Agreement are true and correct representations and warranties, and (ii) Borrower has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan Agreement, this Fourth Amendment or otherwise, and to the extent any such set-offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower. This Fourth Amendment is a “Loan Document” as referred to in the Loan Agreement.

4.2 CHOICE OF LAW; VENUE. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. BORROWER HEREBY AGREES THAT THE OBLIGATIONS CONTAINED HEREIN ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ALL PARTIES HERETO AGREE THAT (I) ANY ACTION ARISING OUT OF THIS TRANSACTION SHALL BE FILED IN DALLAS COUNTY, TEXAS, (II) VENUE FOR ENFORCEMENT OF ANY OF THE OBLIGATIONS CONTAINED IN THIS FOURTH AMENDMENT SHALL BE IN DALLAS COUNTY, (III) PERSONAL JURISDICTION SHALL BE IN DALLAS COUNTY, TEXAS, (IV) ANY ACTION OR PROCEEDING UNDER THIS FOURTH AMENDMENT SHALL BE COMMENCED AGAINST BORROWER IN DALLAS COUNTY, (V) SUCH ACTION SHALL BE INSTITUTED IN THE COURTS OF THE STATE OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS, AT THE OPTION OF LENDER AND (VI) BORROWER HEREBY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ADDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO BE SUED ELSEWHERE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO ACCOMPLISH SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

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4.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS FOURTH AMENDMENT, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS FOURTH AMENDMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS.

4.4 Time. Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.

4.5 Binding Agreement. This Fourth Amendment shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of any interest in and to Borrower except as expressly authorized in the Loan Documents, or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

4.6 Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

4.7 Construction. Whenever the context hereof so required, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative of the general recitation.

4.8 Counterparts; Fax. This Fourth Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Fourth Amendment may be duly executed by facsimile or other electronic transmissions.

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4.9 No Reliance. In executing this Fourth Amendment, Borrower warrants and represents that Borrower is not relying on any statement or representation other than those in this Agreement and is relying upon its own judgment and advice of its attorneys.

THIS FOURTH AMENDMENT, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Fourth Amendment is executed effective as of the date first above written.

QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company

By:	/s/ Laurie L. Latham
	Name:	Laurie L. Latham
	Title:	CFO

REGIONS BANK

By:	/s/ Catherine M. Young
	Name:	Catherine M. Young
	Title:	SVP

Signature Page to Fourth Amendment to Loan Agreement

GUARANTOR’S CONSENT AND AGREEMENT

As an inducement to Lender to execute, and in consideration of Lender’s execution of, this Fourth Amendment, the undersigned hereby consents to this Fourth Amendment and agrees that this Fourth Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty executed by the undersigned in connection with the Loan Agreement, or under any Loan Documents, agreements, documents or instruments executed by the undersigned to create liens, security interests or charges to secure any of the Obligations (as defined in the Loan Agreement), all of which are in full force and effect. The undersigned further represents and warrants to Lender that (a) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Fourth Amendment as though made on the date of this Fourth Amendment (except to the extent that such representations and warranties speak to a specific date), (b) he is in full compliance with all covenants and agreements contained in each Loan Document to which he is a party, and (c) no Default or Event of Default has occurred and is continuing. Guarantor hereby releases Lender from any liability for actions or omissions in connection with the Loan Documents prior to the date of this Fourth Amendment. This Guarantor’s Consent and Agreement shall he binding upon the undersigned and his respective successors and assigns and shall inure to the benefit of Lender and its respective successors and assigns.

GUARANTOR:

/s/ Brian Dick
Brian Dick, an individual

Signature Page to Guarantor’s Consent and Agreement

(Fourth Amendment to Loan Agreement)

FIFTH AMENDMENT TO LOAN AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT (herein called this “Fifth Amendment”) is made as of March [ 15 ], 2014 by and between QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company (formerly known as QUEST RECYCLING SERVICES, LLC) (“Borrower”), and REGIONS BANK (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender have entered into that certain Loan Agreement dated as of December 15, 2010, (said Loan Agreement, as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), for the purposes and consideration therein expressed; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

1.1 Terms Defined in the Loan Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Agreement shall have the same meanings whenever used in this Fifth Amendment.

ARTICLE II.

Amendment to Loan Agreement

2.1 Amendment to Section 1.1. The definition of “Revolving Credit Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Revolving Credit Maturity Date” means June 13, 2014, or such earlier date on which the Revolving Credit Commitment terminates and such amounts thereunder become due and payable as provided in this Agreement.

4.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS FIFTH AMENDMENT, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS FIFTH AMENDMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS.

4.4 Time. Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.

4.5 Binding Agreement. This Fifth Amendment shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of any interest in and to Borrower except as expressly authorized in the Loan Documents, or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

4.6 Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

4.7 Construction. Whenever the context hereof so required, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative of the general recitation.

4.8 Counterparts; Fax. This Fifth Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Fifth Amendment may be duly executed by facsimile or other electronic transmissions.

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IN WITNESS WHEREOF, this Fifth Amendment is executed effective as of the date first above written.

QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company

By:	/s/ Laurie L. Latham
	Name:	Laurie L. Latham
	Title:	CFO

REGIONS BANK

By:	/s/ Catherine Young
	Name:	Catherine Young
	Title:	SVP

Signature Page to Fifth Amendment to Loan Agreement